UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road Thorold, Ontario, Canada L0S 1K0
(Address of Principal Executive Offices)

(905) 384-4383
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Director

On January 3, 2010, the Board of Directors of JBI, Inc. (the "Company") appointed Mr. James Fairbairn to the Company’s Board of Directors.

James Fairbairn, age 52, Mr. Fairbairn is a self employed chartered accountant, consulting for public companies since 1990 and a Member of the Institute of Corporate Directors. He is currently the Chief Financial Officer of CGX Energy Inc., a TSX Venture Exchange listed company and serves on the board of directors of several publicly listed companies.

James Fairbairn graduated from the University of Western Ontario and received his Chartered Accountant designation in 1987 and received his ICD.D designation in 2009.  Jim has worked as a consultant almost exclusively in the resource industry and has served as a senior officer and / or director of a number of public and private companies.

Family Relationships

There are no family relationships between Mr. Fairbairn and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between Mr. Fairbairn and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: January 5, 2011	By:	/s/ John Bordynuik
John Bordynuik
President & Chief Executive Officer

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